UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2023

ClimateRock

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41363	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Sloane Avenue

London, SW3 3DD, United Kingdom

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +44 203 954 0590

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share, one-half of one Redeemable Warrant and one Right	CLRCU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	CLRC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	CLRCW	The Nasdaq Stock Market LLC

Rights, each entitling the holder to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of an initial business combination	CLRCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2023, ClimateRock (the “Company”) issued a promissory note (the “Note”) in the aggregate principal amount of up to $900,000 (the “Extension Funds”) to U.N. SDG Support LLC, a Delaware limited liability company, the Company’s sponsor (the “Sponsor”), pursuant to which the Extension Funds will be deposited into the Company’s trust account (the “Trust Account”) for the benefit of each outstanding Class A ordinary share of the Company (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from November 2, 2023 to May 2, 2024.

The Company will deposit $75,000 per month into the Trust Account, which equates to approximately $0.029 per remaining Public Share, for each calendar month (commencing on May 2, 2023 and ending on the 1st day of each subsequent month) until May 2, 2024, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $900,000.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Business Combination, and (b) the date of the liquidation of the Company. At the election of the Sponsor, up to $900,000 of the unpaid principal amount of the Note may be converted into warrants of the Company identical to the warrants issued to the Sponsor in connection with a private placement that closed contemporaneously with the Company’s initial public offering, at a conversion price of $1.00 per warrant. The converted warrants are entitled to the registration rights set forth in the Note.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item  5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the following proposal were considered and acted upon by the shareholders of the Company:

(a) a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Charter Amendment”) to extend the date by which the Company has to consummate an initial business combination from November 2, 2023 to May 2, 2024(or such earlier date as determined by the Company’s board of directors (the “Board”) in its sole discretion) (the “Extension Amendment Proposal”);

(b) a proposal to amend the Company’s amended and restated memorandum and articles of association to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than May 2, 2024 (the “Liquidation Amendment Proposal”); and

(c) a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals (the “Adjournment Proposal”).

The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1.	Extension Amendment Proposal

For	Against	Abstain
6,438,391	823,843	0

Accordingly, the Extension Amendment Proposal was approved.

2.	Liquidation Amendment Proposal

For	Against	Abstain
6,436,891	825,343	0

Accordingly, the Liquidation Amendment Proposal was approved.

As there were sufficient votes at the time of the Meeting to approve each of the above proposals, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Meeting.

Shareholders holding 5,297,862 shares of the Company’s ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s Trust Account. As a result, $55,265,334.22 (approximately $10.43 per share) will be removed from the Trust Account to pay such holders.

The Company filed the Charter Amendment with the Cayman Islands Registrar of Companies on May 2, 2023. A copy of the Charter Amendment is attached hereto as Exhibit 3.1, and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	An Amendment to the Amended and Restated Memorandum and Articles of Association of the Company
10.1	Promissory Note Issued to U.N. SDG Support LLC, dated May 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ClimateRock

Date: May 3, 2023	By:	/s/ Per Regnarsson
		Name:	Per Regnarsson
		Title:	Chief Executive Officer

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